UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Rule 14a-101)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12

DYNAMEX INC. (Name of Registrant as Specified In Its Charter)
Not Applicable (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

IMPORTANT
SPECIAL MEETING IS SCHEDULED
FOR FEBRUARY 18, 2011
PLEASE INSTRUCT YOUR BROKER TO VOTE TODAY!

FEBRUARY 1, 2011

Dear Fellow Stockholder:

According to our latest records, your broker has not received your voting instructions for the important special meeting of stockholders of Dynamex Inc. to be held on February 18, 2011.  Your vote is extremely important, regardless of the number of shares that you own.  Please instruct your broker how to vote your shares today to avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your broker:

1.
Instruct your broker by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Instruct your broker by Telephone: Call toll-free 1 (800) 454-8683. Have your 12-digit control number listed on the instruction form ready and follow the simple instructions.

3.	Instruct your broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.

For the reasons set forth in the proxy statement dated January 14, 2011 your Board of Directors unanimously recommends that you instruct your broker to vote “FOR” the items set forth in the proxy.  We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at 1-888-887-0082.

Thank you for your cooperation and continued support.

Sincerely,

/s/ James L. Welch

James L. Welch
President and Chief Executive Officer

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ADDITIONAL INFORMATION

Dynamex Inc. (the "Company") filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on January 14, 2011, which contains information about the Company, the proposed merger with TransForce Inc. and related matters, and mailed such proxy statement to its stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders may obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.dynamex.com). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction is set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.